Exhibit 99 (a)(1)(E)

Offer Letter to Exchange for Ordinary Shares
by
EXCEED COMPANY LTD.
of
up to 10,890,000 of its Outstanding Warrants
at an Exchange of 3.96 Warrants for One Ordinary Share of the Company

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 30, 2009, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer Letter, dated November 30, 2009 (the ‘‘Offer Letter’’), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the ‘‘Offer’’), in connection with the offer by Exceed Company Ltd. (the ‘‘Company’’), a company incorporated under the laws of the British Virgin Islands and successor to 2020 ChinaCap Acquirco, Inc., a Delaware corporation, to the holders of the Company’s issued and outstanding warrants (the ‘‘Warrants’’) to purchase an aggregate of 10,890,000 ordinary shares of the Company, par value $.0001 per share, (the ‘‘Ordinary Shares’’), to permit, during the Offer Period, the exchange of 3.96 Warrants for one Ordinary Share.  The “Offer Period” is the period of time commencing on November 30, 2009 and ending at 5:00 p.m. Eastern Time, on December 30, 2009, or such later date to which the Company may extend the Offer (the “Expiration Date”).

NO FRACTIONAL SHARES WILL BE ISSUED. WARRANTS MAY ONLY BE EXCHANGED FOR WHOLE SHARES.  IN LIEU OF ISSUING FRACTIONAL SHARES, THE COMPANY WILL PAY A CASH ADJUSTMENT FOR ANY FRACTIONAL SHARE BASED UPON THE LAST SALE PRICE OF THE ORDINARY SHARES ON THE NASDAQ STOCK MARKET ON THE LAST TRADING DAY BEFORE THE EXPIRATION DATE.

WARRANTS NOT EXCHANGED FOR ORDINARY SHARES SHALL EXPIRE IN ACCORDANCE WITH THEIR TERMS ON NOVEMBER 8, 2011 AND OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EXCHANGE OF THE WARRANTS.  HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE, AS WELL AS TO EXERCISE ITS ABILITY TO REDEEM THE WARRANTS IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE TERMS OF THE WARRANTS.

You may tender and exchange some or all of your Warrants.  Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants. In addition, in the event Warrants you wish to exchange pursuant to the Offer are included as part of a unit held by you, you must instruct us in the accompanying letter from you to separate the units prior to exchange.

On the terms and subject to the conditions of the Offer, the Company will allow you to exchange all Warrants properly tendered before the Expiration Date and not properly withdrawn at an exchange rate of 3.96 Warrants for one (1) Ordinary Share.

We are the owner of record of shares held for your account. As such, we are the only ones who can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender Warrants we hold for your account.

Please instruct us as to whether you wish us to exchange any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may exchange your Warrants by tendering 3.96 Warrants in exchange for one (1) Ordinary Share of the Company.

2.	The Offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer Letter.

3.	The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on December 30, 2009, unless the Company extends the Offer.

4.	The Offer is for up to 10,890,000 Warrants, constituting 100% of the issued and outstanding Warrants of the Company as of November 25, 2009.

5.	Tendering Warrant holders who are registered Warrant holders or who tender their Warrants directly to Continental Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions.

6.	If your Warrants are held as part of the Company’s outstanding Units, you must first instruct us to separate the Units before the Warrants can be exchanged.

If you wish to have us exchange any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exchange your Warrants, we will tender for exchange all your Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on December 30, 2009, unless the Offer is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all record holders of Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, neither the Company’s management nor its Board of Directors, Officers, or Employees, nor the Depositary makes any recommendation to any warrant holder as to whether to exchange or refrain from tendering and exchanging any Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to exchange your Warrants and, if so, how many Warrants to exchange.  In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

INSTRUCTION FORM WITH RESPECT TO
Offer Letter to Exchange for Ordinary Shares
by EXCEED COMPANY LTD.
of
up to 10,890,000 of its Outstanding Warrants
at an Exchange of 3.96 Warrants for One Ordinary Share of the Company

The undersigned acknowledges receipt of your letter and the enclosed Offer Letter, dated November 30, 2009 (the ‘‘Offer Letter’’), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the ‘‘Offer’’),  in connection with the offer by Exceed Company Ltd. (the ‘‘Company’’), a company incorporated under the laws of the British Virgin Islands and successor to 2020 ChinaCap Acquirco, Inc., a Delaware corporation, to the holders of the Company’s issued and outstanding warrants (the ‘‘Warrants’’) to purchase an aggregate of 10,890,000 ordinary shares of the Company, par value $.0001 per share, (the ‘‘Ordinary Shares’’), during the Offer Period, to permit the exchange of 3.96 Warrants for one Ordinary Share.  The “Offer Period” is the period of time commencing on November 30, 2009 and ending at 5:00 p.m. Eastern Time, on December 30, 2009, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The undersigned hereby instructs you to exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

☐
(please check if any or all of your Warrants being exchanged are part of a unit) As the Warrants you are being instructed to exchange pursuant to the Offer are held as part of a unit, please separate the unit and undertake all actions necessary to allow for the exchange of the outstanding Warrants.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Company’s Ordinary Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (‘‘Tax Items’’) related to the tender offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

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Number of Warrants to be exchanged by you for the account of the undersigned: _________________

*
Fractional Ordinary Shares will not be issued. Warrants may only be exchanged for whole shares.  Instead, the Company will pay a cash adjustment for any fractional Ordinary Share based upon the last sale price of the Ordinary Shares on the NASDAQ Select Market on the last trading day before the Expiration Date.

**	Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exchanged

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